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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):               July 17, 1998
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                                 SIMMONS COMPANY
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             (Exact name of registrant as specified in its charter)

         DELAWARE                       333-04841                 06-1007444
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(State or other jurisdiction          (Commission            (I.R.S. Employer
       Of incorporation)              File Number)           Identification No.)

One Concourse Parkway, Suite 600        Atlanta, Georgia                30328
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code            (770) 512-7700
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         (Former name or former address, if changed since last report.)


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ITEM 5.           OTHER EVENTS

         On July 17, 1998, Simmons Company (the "Company") announced that an affiliate of Fenway Partners, Inc., a New York-based private investment firm ("Fenway"), has signed a definitive acquisition agreement to acquire Simmons Holdings, Inc., the Company's parent ("Holdings"), from its existing stockholders for approximately $500 million including the retirement of substantially all of the Company's outstanding indebtedness (including without limitation the retirement of all of the Company's outstanding 10.75% Series A Senior Subordinated Notes due 2006). Upon completion of the acquisition, an investment fund managed by Fenway will own approximately 71% of Holdings and the Company's management, employees, Employee Stock Ownership Plan and other existing Holdings' stockholders will own approximately 29% of Holdings. The definitive agreement contains customary closing conditions including Fenway's ability to secure financing on the terms and conditions set forth in commitment letters supplied by Fenway's third party financing sources. Although no assurances can be given as to when or if the acquisition will be completed, it is currently expected that the acquisition will be completed on or around September 30, 1998.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SIMMONS COMPANY

Date:    July 30, 1998                 By:  /s/   Zenon S. Nie
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                                                   Zenon S. Nie
                                            Chairman of the Board of Directors,
                                            Chief Executive Officer and Director
                                            (Principal Executive Officer)